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                                                                    EXHIBIT 11.1


                         SUMMIT MEDICAL SYSTEMS, INC.
                 STATEMENT RE: SUPPLEMENTAL COMPUTATION OF NET
                            INCOME (LOSS) PER SHARE


                                                               Year ended December 31,
                                                  ---------------------------------------------------
                                                      1996               1995               1994
                                                  ---------------------------------------------------
PRIMARY EARNINGS PER SHARE

  Weighted average shares outstanding                 9,398,931       5,884,570         4,223,339

  SAB No. 83 shares--for stock options granted
  at exercise prices less than the 12 months
  preceding the initial public offering
  using the treasury method                                 -            64,048           115,524

  Additional shares from the conversion of
  all series of convertible preferred stock                 -           628,304           591,050
                                                  ---------------------------------------------------
                                                      9,398,931       6,580,922         4,929,913
                                                  ===================================================

  Net loss                                        $ (12,836,132)   $ (9,023,854)     $ (1,173,190)
                                                  ===================================================


  Net loss per share                              $       (1.37)   $      (1.37)     $      (0.24)
                                                  ===================================================

FULLY DILUTED EARNINGS PER SHARE:
  Weighted average shares outstanding                 9,398,931       5,884,570         4,223,339

  SAB No. 83 shares--for stock options granted
  at exercise prices less than the 12 months
  preceding the initial public offering
  using the treasury method                                 -            68,048           115,524

  Additional shares from the conversion of
  all series of convertible preferred stock                 -           626,304           591,050
                                                  ---------------------------------------------------
                                                      9,396,931       6,580,922         4,929,913
                                                  ===================================================

   Net loss                                       $ (12,836,132)   $ (9,023,854)     $ (1,173,190)

   Net loss per share                             $       (1.37)   $      (1.37)     $      (0.24)
                                                  ===================================================